The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72EE correctly, the correct answer is as follows (in 000's):

Investor Class
Janus Mid Cap Value Fund $246,288
Janus Small Cap Value Fund $44,332

Institutional Class

Janus Mid Cap Value Fund $13,958
Janus Small Cap Value Fund $47,807


The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73B correctly, the correct answer is as follows (in 000's):

Investor Class
Janus Mid Cap Value Fund $0.7870
Janus Small Cap Value Fund $1.6190

Institutional Class
Janus Mid Cap Value Fund $0.7870
Janus Small Cap Value Fund $1.6190